Exhibit 10.3

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Amendment”) is entered into as of this 30th day of April 2014 (the “Effective Date”), by and among MARRONE BIO INNOVATIONS, INC., a Delaware corporation (“Tenant”), and SIX DAVIS, LLC, a Delaware limited liability company (“Landlord”), with respect to the following facts and circumstances:

A. Landlord and Tenant have entered into a certain Office Lease dated September 9, 2013 (the “Original Lease”) covering certain Premises located at 1530, 1540 and 1554 Drew Avenue, Davis California (the “Premises”). Capitalized Terms used herein and not defined will have the meaning ascribed in the Original Lease.

B. Tenant and Bayer Cropscience, LP, (“Bayer”) have entered into an agreement that provides, among other things certain personal property of Bayer will remain in the Premises and Bayer’s interest in and to such property will be transferred to Tenant effective as of the Commencement Date of the Original Lease. In connection with such agreement, Tenant has agreed to defer the Commencement Date and certain other dates specified in the Original Lease and has requested the Landlord defer such dates pursuant to its agreement with Bayer. Landlord and Bayer are, concurrently with the execution of this Amendment entering into a Sixth Amendment to Lease (1540 and 1554 Drew Avenue) and Seventh Amendment to Lease (1530 Drew Avenue) providing for the extension of the date of expiration of the term of the existing leases between Bayer and Landlord covering the Original Premises (collectively, the “Bayer Amendment” and the leases referred to in the Bayer Amendment, as amended, are collectively referred to herein as the “Bayer Lease”).

C. The parties wish to amend the Original Lease memorialize the delay of the Commencement Date and certain other dates provided in the Original Lease and provide for other matters related to the Bayer Amendment and certain transactions between Tenant and Bayer related to personal property and/or fixtures located in the Premises, reduce the Premises to delete the portion of the Premises located at 1554 Drew Avenue from the Lease, and provide for the Monthly Base rent to be payabale during the Term.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Definitions. All capitalized terms used in this Amendment and not defined herein will have the meanings ascribed to such terms in the Original Lease. From and after the date hereof, the term “Lease,” as used in the Original Lease, will be deemed to refer to the Original Lease, as amended by this Amendment.

2. Commencement of Term. The Commencement Date as specified in Paragraph 1 of the Original Lease is hereby modified to be the later of August 1, 2014 or Substantial Completion (as defined in the Original Lease) of the Initial Improvements (as defined in the Original Lease). The Deadline Date (as defined in the Original Lease) is hereby extended to September 1, 2014, and the Outside Date (as defined in the Original Lease) to January 1, 2015.

3. Description of Premises. The portion of the Premises consisting of approximately 1,397 rentable square feet located at 1554 Dew Avenue and described in Exhibit B-3 shall not be part of the Premises as of the Commencement Date. Accordingly, the words “the portion of the Premises in Exhibit B-3 contains approximately 1,397 rentable square feet” in the third “Whereas” paragraph of the Lease are deleted and replaced with “[Intentionally Deleted],” and Exhibit B-3 is hereby deleted from the Original Lease.

4. Monthly Base Rent. Paragraph 2(a) of the Original Lease is hereby deleted and replaced with the following:

(a) Tenant shall pay to Landlord, as base rent (the “Monthly Base Rent”) for the Premises during the term of this Lease in accordance with the following, on the first day of each month, together with all other amounts payable to Landlord pursuant to this Lease:

Period	Monthly Base Rent
Months 1-12	$43,734.86
Months 13-24	$45,046.90
Months 25-36	$46,398.31
Months 37-48	$47,790.26
Months 49-60	$49,223.97

Paragraph 2(d) of the Original Lease is hereby deleted in its entirety.

5. Security Deposit. The Security Deposit provided in Paragraph 2(a) of the Original Lease is hereby reduced to Eighty Thousand Dollars ($80,000.00), provided Twenty Thousand Dollars ($20,000.00) of the amount formerly held by Landlord will be paid to Seven Davis, LLC, an affiliate of Landlord, to be held under the Lease between Tenant and Seven Davis, LLC of even date with this Amendment as the Security Deposit.

6. Additional Default. Subparagraph 25(d) of the Original Lease, which currently reads “ (d) [Intentionally Deleted]” is hereby deleted and replaced with the following “(d) Any default by Tenant, after the expiration of all applicable grace and/or cure periods under a certain Lease between Tenant and Seven Davis, LLC, and affiliate of Landlord, which Lease covers certain premises located at 1490 Drew Avenue in Davis, California.

7. Personal Property and Fixtures. Tenant and Bayer have entered into an agreement whereby Bayer will transfer to Tenant ownership of certain personal property owned by Bayer and located in the Premises. Landlord makes no representation or warranty as to condition or suitability for Tenant’s use of any such personal property, and assumes no obligations with respect thereto. Notwithstanding anything to the contrary contained in the Original Lease, Landlord will have no obligation to remove any personal property left on the Premises by Bayer or to assure that any personal property transferred to Tenant by Bayer remains in the Premises, and Tenant’s sole recourse for the foregoing matters shall be to Bayer under Tenant’s agreements with Bayer. No agreement between Tenant and Bayer shall be effective to transfer ownership to Tenant of any fixtures in the Premises, which shall be and remain the property of Landlord as of the expiration of the term of the Bayer Lease.

8. No Default by Landlord Under the Lease. Tenant hereby affirms that as of the date of this Amendment, Tenant has no actual knowledge of any default by Landlord under the Original Lease, as amended hereby.

9. Date Amendment Will be Effective. This Amendment shall be effective as of the Effective Date specified in this Amendment, provided it is fully executed by both Landlord and Tenant [Note: this will be executed concurrently with the lease of the 1490 Drew Premises and the Bayer Amendments].

10. Continuing Effectiveness of Lease. Tenant acknowledges and agrees that the Lease is in full force and effect and reaffirms its obligations thereunder. Except as specifically modified by this Amendment, the Original Lease, and all of its respective terms, provisions, exhibits, and addenda shall remain in full force and effect and shall establish and govern all aspects of Tenant’s and Landlord’s respective rights, remedies, and obligations with respect to the Leased Premises.

11. Broker. The parties represent and warrant to each other that no broker has been involved in this Amendment and agree to indemnify, defend and hold harmless the other party from and against any claim by a broker that such broker is entitled to a commission from the other party, based on the acts or omissions of the indemnifying party.

12. Miscellaneous.

(A) Complete Agreement. The Original Lease, as modified and amended by this Amendment, together with all exhibits and addenda to the Lease, constitute the complete agreement between the parties, and supersede any prior written or oral agreements, writings, communications or understandings of the parties, with respect to the subject matter hereof or thereof.

(B) Governing Law. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Amendment has been duly executed by Landlord and Tenant as of the date first written above.

“TENANT”

MARRONE BIO INNOVATIONS, INC., a Delaware corporation

By:	/s/ Linda V. Moore

Name:	Linda V. Moore

Its:	VP and General Counsel

“LANDLORD”

SIX DAVIS, LLC, a Delaware limited liability company

By:	Interland Growth, L.P., a Delaware limited partnership, Member

	By:	Interland Capital, Inc., a Delaware corporation, its General Partner

		By:	/s/ Donald C. Lewis
Donald C. Lewis, President

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